Exhibit (16)

POWERS OF ATTORNEY

Each of the undersigned Trustees and/or officers of Value Line Core Bond Fund (formerly known as Value Line Aggressive Income Trust and referred to herein as the “Registrant”) acting individually hereby constitutes and appoints Mitchell E. Appel and Peter D. Lowenstein, and each of them, to be my true, sufficient and lawful attorneys, with full power to each of them and each of them acting singly, to sign for me, in my name and the capacities indicated below, the Registration Statement on Form N-14 of the Registrant related to the reorganization of the Registrant and Value Line U.S. Government Securities Fund, Inc., and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might or could do in person in my capacity as a Trustee and/or officer of the Registrant, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacity indicated this 13th day of December, 2012.

/s/ Joyce E. Heinzerling	/s/ Francis C. Oakley
Joyce E. Heinzerling	Francis C. Oakley
Trustee	Trustee

/s/ David H. Porter	/s/ Paul Craig Roberts
David H. Porter	Paul Craig Roberts
Trustee	Trustee

/s/ Nancy-Beth Sheerr	/s/ Daniel S. Vandivort
Nancy-Beth Sheerr	Daniel S. Vandivort
Trustee	Trustee

/s/ Mitchell E. Appel	/s/ Emily D. Washington
Mitchell E. Appel	Emily D. Washington
Trustee, President and Chief Executive	Treasurer, Secretary and Chief Financial
Officer (Principal Executive Officer)	Officer